Exhibit 10.2
AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT
     AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, dated as of March 3, 2008 (this “Amendment No. 1”), is by and among Wachovia Bank, National Association, a national banking association, in its capacity as administrative agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Builders FirstSource — Dallas, LLC, a Delaware limited liability company (“Builders Dallas”), Builders FirstSource — Atlantic Group, LLC, a Delaware limited liability company (“Builders Atlantic”), Builders FirstSource — Raleigh, LLC, a Delaware limited liability company (“Builders Raleigh”), Builders FirstSource — Southeast Group, LLC, a Delaware limited liability company (“Builders Southeast”), Builders FirstSource — Florida, LLC, a Delaware limited liability company (“Builders Florida”), Builders FirstSource — Northeast Group, LLC, a Delaware limited liability company (“Builders Northeast”), Builders FirstSource — Ohio Valley, LLC, a Delaware limited liability company (“Builders Ohio”), Builders FirstSource — Texas Group, L.P., a Texas limited partnership (“Builders Texas Group”), Builders FirstSource — Texas Installed Sales, L.P., a Texas limited partnership (“Builders Texas Installed”), Builders FirstSource — South Texas, L.P., a Texas limited partnership (“Builders South Texas” and together with Builders Dallas, Builders Atlantic, Builders Raleigh, Builders Southeast, Builders Florida, Builders Northeast, Builders Ohio, Builders Texas Group and Builders Texas Installed, each individually a “Borrower” and collectively, “Borrowers”) and the companies listed on Schedule 1 hereto (each individually a “Guarantor” and collectively, “Guarantors”).
W I T N E S S E T H:
     WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated December 14, 2007, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements;
     WHEREAS, Borrowers, Guarantors, Agent and Lenders have agreed to amend certain provisions of the Loan Agreement on the terms and subject to the conditions set forth herein;
     WHEREAS, by this Amendment No. 1, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments;
     NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions.

          (a) Additional Definition. As used herein or in the Loan Agreement or any of the other Financing Agreements, the term “Amendment No. 1” shall mean Amendment No. 1 to Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.
          (b) Amendment to Definitions.
          (i) All references to the term “Applicable Margin” herein and in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the following:
     “ “Applicable Margin” shall mean, with respect to Base Rate Loans and Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below based on the Quarterly Average Excess Availability for the immediately preceding calendar quarter.

		Applicable
	Quarterly Average Excess	Eurodollar Rate	Applicable Base
Tier	Availability	Margin	Rate Margin
1	Greater than $150,000,000	1.75%	.25%
2	Less than or equal to $150,000,000 and greater than $50,000,000	2.00%	.50%
3	Less than or equal to $50,000,000	2.25%	.75%
provided, that, (i) the Applicable Margin shall be calculated and established once each calendar quarter and shall remain in effect until adjusted for the next calendar quarter, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of a calendar quarter based on the Quarterly Average Excess Availability for the immediately preceding calendar quarter, (iii) the Applicable Margin from December 14, 2007 through January 31, 2008 shall be 1.75% with respect to Eurodollar Rate Loans and .25% with respect to Base Rate Loans and (iv) the Applicable Margin from February 1, 2008 through June 30, 2008 shall be the amount for Tier 2 set forth above. In the event that at any time after the end of a calendar quarter the Quarterly Average Excess Availability for such calendar quarter used for the determination of the Applicable Margin was less than the actual amount of the Quarterly Average Excess Availability for such calendar quarter as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Excess Availability, the Applicable Margin for such prior calendar quarter shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Agent. The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.”
               (ii) The definition of the term “Eligible LC Inventory” set forth in Section 1.47 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “1.47 Intentionally Deleted”.
               (iii) All references to the term “Floating Rate Note Availability Limit” in the Loan Agreement or any of the other Financing Agreements and each such reference is hereby amended by deleting the reference to “excluding the Obligations” at the end thereof.
          (c) Interpretation. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 1.
     2. Increase in Letter of Credit Limit. Section 2.5(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “(b) Intentionally Deleted.”
     3. Unused Line Fee. Section 3.2(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
     “(a) Borrowers shall pay to Agent, for the account of Lenders, monthly an unused line fee at a rate equal to the applicable rate (on a per annum basis) determined as provided below calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding month (or part thereof) so long as any Obligations are outstanding. Such fees shall be payable on the first Business Day of each month in arrears and calculated based on a three hundred sixty (360) day year and actual days elapsed. Such percentages shall be increased or decreased, as the case may be, to the applicable percentage (on a per annum basis) set forth below based on the Quarterly Average Excess Availability for the immediately preceding calendar quarter.

	Quarterly Average	Unused Line
Tier	Excess Availability	Fee Rate
1	Greater than $150,000,000.50%
2	Less than or equal to $150,000,000 and greater than $50,000,000.425%
3	Less than or equal to $50,000,000.375%

provided, that, (i) the applicable percentage shall be calculated and established once each calendar quarter and shall remain in effect until adjusted thereafter after the end of the next calendar quarter, and (ii) notwithstanding anything to the contrary contained herein, (A) the applicable percentage from December 14, 2007 through January 31, 2008 shall be .30% and (B) the applicable percentages from February 1, 2008 through June 30, 2008 shall be the amount for Tier 2 set forth above.”
     4. Letter of Credit Fee. Section 3.2(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
     “(b) Borrowers shall pay to Agent, for the benefit of Lenders, monthly a fee at the applicable rate determined as provided below (on a per annum basis) on the average daily outstanding balance of Letters of Credit for the immediately preceding month (or part thereof), payable in arrears as of the first Business Day of each month, computed for each day from the date of issuance to the date of expiration. Such percentages shall be increased or decreased, as the case may be, to the applicable percentage (on a per annum basis) set forth below based on the Quarterly Average Excess Availability for the immediately preceding calendar quarter.

	Quarterly Average
Tier	Excess Availability	LC Fee Rate
1	Greater than $150,000,000	1.75%
2	Less than or equal to $150,000,000 and greater than $50,000,000	2.00%
3	Less than or equal to $50,000,000	2.25%
provided, that, (i) the applicable percentage shall be calculated and established once each calendar quarter and shall remain in effect until adjusted thereafter after the end of the next calendar quarter, (ii) notwithstanding anything to the contrary contained herein, (A) the applicable percentage from December 14, 2007 through January 31, 2008 shall be 1.75% and (B) the applicable percentages from February 1, 2008 through June 30, 2008 shall be the amount for Tier 2 set forth above, and (iii) Borrowers shall, at Agent’s option or at the written direction of the Required Lenders, pay such fees at a rate two (2%) percent greater than the otherwise applicable rate on such average daily maximum amount for the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. Such letter of credit fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement. In addition to the letter of credit fees provided above, Borrowers shall pay to Issuing Bank for its own account (without sharing with Lenders) the letter of credit fronting fee of .125% per annum and the other customary charges from time to time of Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.”
     5. Other Amendments.
          (a) Each of Sections 9.1(b) and 9.1(c) of the Loan Agreement is hereby amended by deleting the reference to “thirty fifteen (15) days” therein and substituting “fifteen (15) days” therefor.
          (b) Section 9.19(a)(i) of the Loan Agreement is hereby amended by deleting the reference to “ninety sixty (60) days” therein and substituting “sixty (60) days” therefor.
     6. Representations and Warranties. Borrowers and Guarantors represent and warrant to Agent, Lenders and Issuing Bank the following:
          (a) no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 1;
          (b) this Amendment No. 1 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;
          (c) the execution, delivery and performance of this Amendment No. 1 (i) are all within each Borrower’s and Guarantor’s corporate, limited partnership or limited liability company powers and (ii) are not in contravention of applicable law in any material respect or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, limited partnership agreement, operating agreement, or other organizational documentation, or any material indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound; and

          (d) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.
     7. Conditions Precedent. The amendments contained herein shall only be effective upon the receipt by Agent of counterparts of this Amendment No. 1, duly authorized, executed and delivered by Borrowers, Guarantors and Required Lenders.
     8. Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of any conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.
     9. Governing Law. The validity, interpretation and enforcement of this Amendment No. 1 and any dispute arising out of the relationship among the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
     10. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
     11. Entire Agreement. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
     12. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.
     13. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.
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7

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Paul Truax

Name:	Paul Truax

Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Richard L. Tavrow

Name:	Richard L. Tavrow

Title:	Director Banking Products Services, US

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Michelle Handy

Name:	Michelle Handy

Title:	Duly Authorized Signatory

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]
BUILDERS FIRSTSOURCE — NORTHEAST GROUP, LLC
BUILDERS FIRSTSOURCE — DALLAS, LLC
BUILDERS FIRSTSOURCE — FLORIDA, LLC
BUILDERS FIRSTSOURCE — OHIO VALLEY, LLC
BUILDERS FIRSTSOURCE — ATLANTIC GROUP, LLC
BUILDERS FIRSTSOURCE — RALEIGH, LLC
BUILDERS FIRSTSOURCE — SOUTHEAST GROUP, LLC
BUILDERS FIRSTSOURCE — TEXAS GROUP, L.P.
          By: Builders FirstSource — Texas GenPar, LLC, its General
          Partner
BUILDERS FIRSTSOURCE — SOUTH TEXAS, L.P.
          By: BFS Texas, LLC, its General Partner
BUILDERS FIRSTSOURCE — TEXAS INSTALLED SALES, L.P.
          By: BFS Texas, LLC, its General Partner
BUILDERS FIRSTSOURCE, INC.
BUILDERS FIRSTSOURCE HOLDINGS, INC
BUILDERS FIRSTSOURCE FINANCING, INC.
BUILDERS FIRSTSOURCE — COLORADO GROUP, LLC
BUILDERS FIRSTSOURCE — COLORADO, LLC
BFS, LLC
BUILDERS FIRSTSOURCE — FLORIDA DESIGN CENTER, LLC
BUILDERS FIRSTSOURCE — TEXAS GENPAR, LLC
BUILDERS FIRSTSOURCE — MBS, LLC
BFS TEXAS, LLC
BFS IP, LLC
BUILDERS FIRSTSOURCE — INTELLECTUAL PROPERTY, L.P.
          By: BFS IP, LLC, its General Partner
CCWP, INC.

By:	/s/ Charles L. Horn
Name:	Charles L. Horn
Title:	Senior Vice President — Finance
and Chief Financial Officer

Schedule 1
to
Amendment No. 1 to Loan and Security Agreement
Guarantors
Builders FirstSource, Inc., a Delaware corporation (“Parent”)
Builders FirstSource Holdings, Inc., a Delaware corporation (“Builders Holdings”)
Builders FirstSource Financing, Inc., a Delaware corporation (“Builders Financing”)
Builders FirstSource — Colorado Group, LLC, a Delaware limited liability company (“Builders Colorado Group”)
Builders FirstSource — Texas GenPar, LLC, a Delaware limited liability company (“Builders Texas GenPar”)
Builders FirstSource — MBS, LLC, a Delaware limited liability company (“Builders MBS”)
Builders FirstSource — Florida Design Center, LLC, a Delaware limited liability company (“Builders Design”)
BFS, LLC, a Delaware limited liability company (“BFS”)
Builders FirstSource — Colorado, LLC, a Delaware limited liability company (“Builders Colorado”)
BFS Texas, LLC, a Delaware limited liability company (“BFS Texas”)
BFS IP, LLC, a Delaware limited liability company (“BFS IP”)
CCWP, Inc., a South Carolina corporation (“CCWP”)
Builders FirstSource — Intellectual Property, L.P., a Texas limited partnership (“Builders Intellectual”)